[Aquacell Water, Inc. Logo]

                              Aquacell Water, Inc.
                  Providing Water Solutions Around the Globe

                                Company Profile

Who We Are and What We Do
-------------------------

     For more than fifteen years, Aquacell Water has designed and manufactured custom turn-key water treatment systems to create solutions for a myriad of applications. Aquacell's systems have been installed around the globe for customers such as Boeing, Raytheon, Intel, Motorola, Russell Athletics, and the US and Canadian Armies.

     Taking into consideration the quality of the source water - whether it be groundwater, surface water, seawater or process wastewater - Aquacell produces a custom system to meet the water quality requirements for the given situation.

     Aquacell provides systems capable of treating up to millions of gallons of water per day. The company creates the right solution for the job by designing a system that integrates one or more of the following methods or technologies:

   - Carbon filtration
   - Dealkalization
   - Deionization
   - Desalination
   - Multi-media filtration
   - Ozonation
   - Reverse osmosis
   - Ultrafiltration
   - Ultraviolet disinfection
   - Water Softening

Aquacell's water purification and treatment systems have been used for municipal, industrial, commercial and institution applications.

Aquacell Water provides full service for each system it builds, including:

   - Evaluation
   - Design
   - Engineering
   - Permitting Assistance
   - Manufacturing
   - Installation
   - Training
   - Service

[IMAGE 1]
Aquacell Water installs arsenic removal system at Valencia Water well site.

MUNICIPAL WATER TREATMENT
-------------------------

     In the United States, federal standards for drinking water often require community water systems to be upgraded to meet new regulatory standards. Each year, 45 to 50 million Americans are exposed to water contaminants that exceed maximum levels established by the Environmental Protection Agency (EPA).

     As water quantity and quality decline and more stringent regulations are put into effect, the demand for municipal water treatment systems will increase.

     Aquacell Water custom designs turn-key water treatment systems to allow municipalities and other suppliers of public drinking water to conform with EPA regulations by treating their source water, including groundwater contaminants such as arsenic, nitrates and perchlorates.

[IMAGE 2]
Aquacell Water specializes in arsenic removal systems utilizing ADSORBSIA (Treade Mark) titanium-based media from The Dow Chemical Company.


INDUSTRIAL WATER TREATMENT
--------------------------

     Nearly every product manufactured in the world requires some level of water purification or wastewater treatment. While some industries only need basic filtration or water softening, others require ultra-pure water for certain sensitive processes or products, as in the micro-chip and pharmaceutical industries.

     Aquacell Water custom designs turn-key water treatment systems for each specific application to meet the requirements of the customer.

     The capabilities of Aquacell allow the company to provide systems for a vast diversification of industries including:

     Aerospace                   Micro-chip
     Automobile                  Mining
     Beverage                    Petroleum
     Chemical                    Pharmaceutical
     Construction                Plastic
     Defense                     Printing
     Electronics                 Pulp and Paper
     Food Processors             Semi-conductor
     Laboratories                Textiles
     Medical Devices             Tire and Rubber

[IMAGE 3]
Aquacell custom built this water softening system installed in the Russell Athletic textile facility in Honduras.

COMMERCIAL WATER TREATMENT
--------------------------

     Commercial applications require that a variety of water purification and treatment technologies be used in order to provide the right solution for each unique situation.

     The systems designed by Aquacell Water may be used to treat and/or recycle water for the protection of the environment, the protection of equipment, to produce a better quality product or to purify the water for consumption.

     Aquacell Water provides custom designed turn-key water treatment systems to address diverse commercial markets such as:

     Airports                    Food Service
     Amusement                   Parks Golf Courses
     Aqua-culture                Laundromats
     Bakeries                    Office buildings
     Car Washes                  Resorts
     Casinos                     Restaurants
     Cruise Lines                Shipping Lines
     Medical Offices             Water Bottlers
     Farms/Dairies               Water Stores
     Florists                    Zoos

[IMAGE 4]
Aquacell Water designed and built this reverse osmosis water treatment system, installed in a Bosnia water bottling plant.

INSTITUTIONAL WATER TREATMENT
-----------------------------

     Institutions have varying needs for water treatment and purification, ranging from treated water for boilers, laundry services and food/beverage services - to in some circumstances purified water for medical procedures.

     Exposure to microbial water borne contaminants can cause serious illness and potential death in individuals with immune system deficiencies such as those with AIDS, cancer and organ transplant recipients. In addition, the elderly and very young children can be at risk if they consume contaminated water.

     Aquacell Water produces water treatment systems to be used in institutions such as:

     Camps                   Dialysis Centers             Hospitals
     Nursing Homes           Prisons                      Schools

[IMAGE 5]
Aquacell Water custom built this system for a dialysis center.

Contact Information                     Quick Facts
-------------------                     -----------

Aquacell Water, Inc.                    Stock Symbol: AQWT.OB
10410 Trademark Street                  Traded on: OTCBB
Rancho Cucamonga, CA 91730              Shares Outstanding: 29,009,408
                                        CEO: James C. Witham
Telephone: (888) 325-5222               CFO: Gary S. Wolff
Facsimile: (909) 987-0456               President: Karen B. Laustsen
Email: karenl@aquacellwater.com

www.aquacellwater.com

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[DOW TRADEMARK]

                   AQUACELL WATER SELECTED AS AN OEM SUPPLIER
                   ------------------------------------------
          AND AUTHORIZED DEALER OF DOW CHEMICAL'S ARSENIC REMOVAL MEDIA
          -------------------------------------------------------------

Aquacell Water has been selected as an OEM supplier and authorized dealer of Dow's ADSORBSIA(Trade Mark) GTO(Trade Mark) titanium-based arsenic removal media.

In an announcement recently released by The Dow Chemical Company, Dow stated that adding Aquacell to Dow's line of authorized distributors of this media now helps bring the product to the southwest United States, where it had not been easily available before - filling a niche in the distribution strategy and providing customers with the option of working with a responsive and technically excellent local company.

The ADSORBSIA media will allow Aquacell Water to provide affordable turn-key arsenic removal systems with no wastewater discharge and no on-site chemicals, with easy operator interface.

Aquacell Water services include evaluation, design, engineering, manufacturing, installation, training and service.

(R) Trademark of The Dow Chemical Company ("Dow") or an affiliated company of
Dow.

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